BROKER-DEALER AGREEMENT


BLACKROCK DISTRIBUTORS, INC.
c/o Mona Lee
BlackRock, Inc.
345 Park Avenue, 14th Floor
New York, NY  10154

Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of shares of beneficial interest in The BlackRock 2012 Term Trust (the "Fund") that are now or hereafter available for sale to our customers. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) of the offering of shares of the Fund and the agent for the continuous distribution of such shares pursuant to the terms of the Distribution Agreement between you and the Fund. As used herein, the term "Prospectus" shall mean the prospectus and, unless the context otherwise requires, related statement of additional information (the "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of the Fund.

In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

        1. Customers of Broker-Dealer who purchase Fund shares are for all purposes customers of the Broker-Dealer and not customers of the Fund. Broker-Dealer shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving Fund shares shall Broker-Dealers have any authority to act as agent for the Fund or for BlackRock.

        2. All orders for the purchase of Shares of a Fund shall be executed at the then current public offering per share (i.e., the net asset value per share for Shares plus the applicable sales charge, if any) [and all orders for the tender of Shares shall be executed at the net asset value per share and the proceeds of such tenders shall be reduced by any applicable withdrawal charge as set forth in the Prospectus of such Fund.]

        3. The minimum initial and subsequent purchase orders shall be as set forth in the Prospectus of such Fund. The Fund reserves the right to reject any purchase order. The Fund reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares.

        4. In ordering shares of any Fund, Broker-Dealer shall rely solely and conclusively on the representations contained in the Prospectus. Broker-Dealer agrees that it shall not offer or sell shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of a Fund, Broker-Dealer agrees to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus and, upon request, the Statement of Additional Information of the Fund; and unless otherwise agreed, Broker-Dealer shall promptly confirm in writing all share transactions of its customers. BlackRock agrees to supply Broker-Dealer with copies of the Prospectus, Statement of Additional Information, [annual and interim reports], [proxy solicitation materials] and any such other information and materials relating to the Fund in reasonable quantities upon request.

        5. Broker-Dealer shall not make any representations concerning any Fund shares other than those contained in the Prospectus of the Fund involved or in any promotional materials or sales literature furnished to us by BlackRock or the Fund. Broker-Dealer shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished by BlackRock or the Fund, and such other information and materials as may be approved in writing by BlackRock.

        6. In determining the amount of any sales commission payable to us hereunder, BlackRock reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the applicable Fund Prospectus and the provisions of this Amendment. Unless at the time of transmitting an order Broker-Dealer advises BlackRock or the Transfer Agent to the contrary, the shares ordered will be deemed to be the total holdings of the specified investor.

        7. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Fund involved and instructions received by us from you or the Transfer Agent from time to time. No conditional orders will be accepted. Broker-Dealer agrees that purchase orders placed by it will be made only for the purpose of covering purchase orders already received from our customers.

        8. Further, Broker-Dealer shall place purchase orders from customers with the Fund immediately and shall not withhold the placement of such orders so as to profit Broker-Dealer; provided, however, that the foregoing shall not prevent the purchase of shares of any Fund by Broker-Dealer for its own bona fide investment. Broker-Dealer agrees that: (a) Broker-Dealer shall not effect any transactions (including, without limitation, any purchases and redemptions) in any Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) BlackRock, the Fund, each Transfer Agent and your agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by Broker-Dealer from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by BlackRock or any of the foregoing persons entitled to indemnification from Broker-Dealer hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of Broker-Dealer. The indemnification agreement contained in this Paragraph 8 shall survive the termination of this Amendment.

        9. Broker-Dealer agrees that payment for orders for the purchase of Shares will be made in accordance with the terms of the Prospectus of the Fund. On or before the settlement date of each purchase order for Shares, Broker-Dealer shall either (i) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the Shares being purchased less our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, or (ii) remit to an account designated by you with the Transfer Agent an amount equal to the applicable public offering price of the Shares being purchased without deduction for our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus [in which case Broker-Dealer's agency commission, if any, shall be payable to us by you on at least a monthly basis]. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, BlackRock reserves the right, without notice, to cancel the sale and hold Broker-Dealer responsible for any loss sustained as a result thereof.

        10. Certificates for shares sold hereunder shall only be issued in accordance with the terms of each Portfolio Prospectus upon our customers' specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless other arrangements are made by you and us. However, in making delivery of such share certificates, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Portfolio shares. We acknowledge that the terms of a Portfolio's Prospectus may provide that certificates for shares shall not be issued under any circumstances.

        11. We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

        12. We further represent and warrant that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. We agree to comply with all applicable federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers' share transactions. You agree to inform us, upon our request, as to the states in which you believe the shares of respective Portfolios have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make shares of any Portfolio available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the NASD. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD will terminate this Agreement effective immediately upon your written notice of termination to us.

        13. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Portfolios. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

        14. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

        15. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices located at 3200 Horizon Drive, King of Prussia, Pennsylvania 19406 and all notices to us shall be given or sent to us at our address shown below.

        16. This Agreement shall become effective only when accepted and signed by you, and may be terminated immediately, without prior notice, by either party. This Agreement may be amended only by a written instrument signed by both parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties relating to said subject matter.

        17. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                                    Very truly yours,


                                    _____________________________________
                                    Name of Broker-Dealer (Please Print)

                                    CRD # ______________________________

                                    _____________________________________


                                    ____________________________________


        Date:_________________              By:________________________
                                                   Authorized Officer
                                               __________________________
                      `                            (Please Print)


        Note: Please sign and return all copies of this Agreement to BLACKROCK DISTRIBUTORS, INC. Upon acceptance, one countersigned copy will be returned to you for your files.


Accepted:


BLACKROCK DISTRIBUTORS, INC.

        Date:_________________              By:_______________________
                                                Authorized Officer